AMENDMENT TO
                        EVERGREEN VARIABLE ANNUITY TRUST
                             PARTICIPATION AGEEMENT

     THIS AMENDMENT to the Participation Agreement ("Amendment") is entered into and is effective this 13th day of February, 2002 by and among IDS Life Insurance Company (the "Company") and Evergreen Variable Annuity Trust (the "Trust").

     WHEREAS, The parties to this Amendment have previously executed that certain Participation Agreement dated August 13, 2001 ("Agreement"); and

     WHEREAS, the parties to this Amendment wish to amend the Agreement to allow for the addition of a new Contract.

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Agreement as follows:

1. Schedule A of the Agreement is hereby deleted in its entirety and is replaced with the Schedule A attached hereto and incorporated by reference.

2. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis.

3. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

      IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer.


IDS LIFE INSURANCE COMPANY                       Attest:

By: /s/ Timothy V. Bechtold                By: /s/ Mary Ellyn Minenko
    ------------------------                   -----------------------
Printed                                    Printed
Name:   Timothy V. Bechtold                Name:   Mary Ellyn Minenko
As Its: President                          As Its: Assistant Secretary

EVERGREEN VARIABLE ANNUITY TRUST

By: /s/ Sally E. Ganem
    ------------------
Printed
Name:   Sally E. Ganem
As Its: Assistant Secretary

                                   SCHEDULE A
             Separate Accounts, Contracts and Designated Portfolios


Name of Separate Accounts and Date
Established by Board of Directors
-----------------------------------------
IDS Life Variable Account 10,
Established August 23, 1995

Contracts Funded by Separate Account
American Express Retirement Advisor Advantage(SM) Variable Annuity American Express Retirement Select(SM) Variable Annuity

Designated Portfolios

Evergeen VA Capital Growth Fund, L Class





























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